Exhibit 23(h)12 under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Agreement for Administrative Services
EXHIBIT 1
This contract is for federated funds only.
(revised as of 12/01/08)
CONTRACT
DATE                      INVESTMENT COMPANY
11/1/03                      Federated Income Securities Trust
9/1/08                                Federated Prudent Global Income Fund
9/1/08                                           Class A Shares
9/1/08                                           Class C Shares
9/1/08                                           Institutional Shares